EXHIBIT 10.b

                     CAMPAIGN MANAGEMENT SERVICES AGREEMENT

         This Agreement, dated the 19th day of March, 1999, is made between Frederiksen Television, Inc., a Virginia corporation, (hereinafter referred to as "FTV") and And Justice For All, Inc., a Florida corporation (hereinafter referred to as "Client").

         The parties wish to set forth herein the terms pursuant to which FTV will perform certain management services for Client. Accordingly, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. ENGAGEMENT AND DUTIES OF FTV. Subject to the terms and conditions of this Agreement, Client engages FTV to provide the following services in support of Client's direct response marketing campaigns. Client may elect to have FTV provide one or more or the services set forth below. The selection of any one service phase below does not obligate Client to any other of the following services set forth herein.

                  (a) PHASE 1 SERVICES.

                           (i) Evaluate the infrastructure support required and
recommend an appropriate inbound telemarketing and fulfillment structure;

                           (ii) Following approval by Client of the proposed
inbound telemarketing and fulfillment structure, FTV will solicit and evaluate bids from appropriate inbound telemarketing and fulfillment companies; and

                           (iii) Recommend to Client a service provider for
inbound telemarketing and fulfillment services.

                  (b) PHASE 2 SERVICES.

                           (i) Following approval by Client of the inbound
telemarketing and fulfillment service providers, FTV will work with those parties to implement the approved supporting infrastructure and communication links;

                           (ii) Arrange for the inbound telemarketing scripts.
Client shall have final approval for all telemarketing scripts and all marketing materials prior to use;

                           (iii) Arrange for order fulfillment; and

                           (iv) Arrange for the electronic download of orders
and other information to Client on a regular basis.

                  (c) PHASE 3 SERVICES. Following the set-up of the telemarketing and fulfillment support and the commencement of the media airings, FTV will provide on-going management services of these support functions. These services will include routine contact with

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the inbound telemarketing and fulfillment centers as well as Client to evaluate the results of time marketing efforts and address operational issues as they may arise. Without limiting the scope of FTV's services hereunder, such administrative and management actions include, but are not limited to:

                           (i) Day-to-day management of inbound telemarketing
services, including the writing of appropriate inbound telemarketing script(s). Client shall have final approval for all telemarketing scripts and all marketing materials prior to use;

                           (ii) Coordinate the fulfillment of consumer orders
with the appropriate service providers;

                           (iii) Coordinate the processing of credit cards and
checks orders from and refunds to consumers.

                           (iv) Coordinate the reporting of orders, customer
names and addresses, and other information to Client on a regular basis;

                           (v) Analyze operational information for trends,
profitability, etc. and make recommend appropriate actions or modifications to the project based on the results of such analyses; and

                           (vi) Coordinate customer service for products sold to
consumers; and

                           (vii) Address operational issues as they may arise.

         2. LIMITS ON FTV AUTHORITY. FTV shall have no authority to:

                  (a) Perform any act in violation of any applicable law or regulation thereunder;

                  (b) Make, execute, or deliver any assignment for the benefit of creditors, or any bond, confession of judgment, guarantee, indemnity bond or surety bond, except for bonds delivered in the ordinary course of business or bonds delivered in connection with disputed claims by or against Client or its assets, with the written advice of counsel to Client, without the prior written consent of a majority of Client's shareholders;

                  (c) Borrow from Client; or

                  (d) On behalf of Client, become a surety, guarantor or accommodation party to any obligation, except for the deposit of items for collection in the ordinary course of business.

         3. INTELLECTUAL PROPERTY RIGHTS / PRODUCT OWNERSHIP. Any and all audio or video productions of marketing materials (regardless of the technique or format used) created, edited, marketed or produced in accordance with this Agreement and all rights in connection therewith shall be the exclusive property of the Client. Client owns all said property and rights thereto and has the sole and exclusive right to copyright protection of the materials. Any published work

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performed in accordance with this Agreement shall be considered "work for hire"
and shall be exclusive property of Client. Nothing in this Agreement shall be construed to confer or transfer any intellectual property rights to FTV.

         4. TERM OF AGREEMENT. This Agreement is effective upon execution by both parties and will continue in full force and effect until terminated by either party upon thirty (30) day written notice to the other. Client shall remain financially obligated for services and costs through the effective date of the termination.

         5. COMPENSATION. FTV shall receive reimbursement for costs and expenses reasonably incurred in performing its duties upon submission of documentation supporting such expenses. In consideration of FTV's rendition of services to Client and the performance and observance by FTV of its representations, warranties, covenants and other obligations under this Agreement, Client shall pay to FTV the compensation as set forth on the attached Schedule 1.

         6. INDEPENDENT CONTRACTOR. FTV is not and shall not be an employee or agent of Client for any purpose whatsoever. Rather, FTV is and shall at all times remain an independent contractor. As such, FTV is solely responsible for the time, manner and place of performance of its duties hereunder.

         7. CONFIDENTIAL INFORMATION. Client and FTV acknowledge that in the course of performing management services hereunder, FTV may review and become privy to proprietary, confidential and competitively sensitive information concerning Client's business, including, without limitation: (i) marketing and promotional plans and strategies, (ii) information relating to contractual arrangements with licensors, suppliers, producers performers and program providers, (iv) information relating to the purchase and placement of media, results of media deployment and media monitoring and tracking systems, (v) information relating to rates, costs and facilities for telemarketing, order processing fulfillment and credit card processing services, (vi) financial information beyond that which is publicly reported by Client, and (vii) other proprietary and competitively sensitive information (collectively, "Confidential Information"). FTV agrees to receive and hold all Confidential Information in confidence and will not, without the prior written consent of Client, make any use of Confidential Information for purposes unrelated to rendering the Services or disclose any of the Confidential Information to any person or entity except as may be necessary in ordinary course of rendering the Services. The duty of confidentiality shall indefinitely survive the term of this Agreement.

         8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to the conflict of law provision thereof.

         9. MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission; (ii) on the next day if delivered by overnight mail or courier, or (iii) on the day indicated on the return receipt, or if there is no such receipt, on the third calendar day

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(excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

           If to Client:         And Justice For All, Inc.
                                 1500 N.W. 62nd Street, Suite 404
                                 Ft. Lauderdale, FL 33309
                                 Attention:  Brett Merl, Chief Executive Officer
                                 Fax:  (954) 267-0401

           If to FTV:            Frederiksen Television
                                 2735 Hartland Road, Suite 300
                                 Falls Church, VA 22043
                                 Attention:  Lee Frederiksen, President
                                 Fax:  (703) 560-8292

Any party may, by written notice to the other in accordance with this Agreement, change the address to which notices to such party are to be delivered.

                  (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them.

                  (c) WAIVER OF BREACH. Any waiver by any party of any breach or default of any provision of this Agreement shall not constitute a waiver of such provision or any subsequent breach or default hereof.

                  (d) ASSIGNABILITY. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, provided, however, that FTV may not assign this Agreement or any rights hereunder to any person or entity without the prior written consent of Client, and any attempted assignment without such consent shall be void.

                  (e) SEVERABILITY; REFORMATION. All of the provisions of this Agreement are distinct and severable, and any provision of this Agreement that is deemed inoperative, unenforceable, void or invalid shall not affect the operation, enforceability, legality or validity of any other part of this Agreement. In the event that any of the provisions of this Agreement should be determined to be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as time case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  (f) HEADINGS. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

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                  (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, and all of which together shall constitute one and the same Agreement. A signature delivered by facsimile shall be deemed to be an original signature and shall be effective upon receipt thereof by the other party.

                  (h) The parties hereby agree that in the event a suit is initiated with reference to this Agreement by any party, the prevailing party shall be entitled to an award of reasonable attorneys fees and disbursements incurred by such party in connection with and including but not limited to fees and disbursements in administrative, regulatory, bankruptcy and appellate proceedings.

         In witness whereof, the parties have caused this Agreement to be duly executed on the first date written above.

For Frederiksen Television, Inc.             For And Justice For All, Inc.

By: /S/ THOMAS K. REDDING                    By: /S/ BRETT MERL
   -----------------------------                -----------------------------
Name: THOMAS K. REDDING                      Name: BRETT MERL
     ---------------------------                  ---------------------------
Title: VICE PRESIDENT                        Title: CEO
      --------------------------                   --------------------------

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                          MANAGEMENT SERVICES AGREEMENT

                                   SCHEDULE 1

                               COMPENSATION TO FTV

Phase I Services                         $1,000.00. Payable at commencement of
                                         services by FTV.

Phase 2 Services                         $1,500.00. Payable at commencement of
                                         services by FTV.

Phase 3 Services                         These services are billed at the rate
                                         of five percent (5%) of Net Sales. For
                                         the purposes of this Agreement, Net
                                         Sales shall mean the gross receipts
                                         from sales of the product or service
                                         less refunds and chargebacks. These are
                                         billed monthly with payment due to FTV
                                         within fifteen (15) days from date of
                                         invoice.

Monthly minimum for Phase 3 Services     $1,000.00


Out-of pocket expenses                   These will be billed separately as
                                         incurred. Examples include overnight
                                         courier charges; travel costs; costs
                                         associated with creating product
                                         literature; and costs for shipping
                                         product samples and other materials to
                                         potential distributors.

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